Exhibit 10.1

THIRD AMENDMENT TO LICENSE AGREEMENT

This Third Amendment to License Agreement (the “Amendment”) is effective and entered into as of February 11, 2009 by and between GE Healthcare AS, a Norwegian corporation (“GEHC”), and Acusphere Inc., a Delaware corporation (“ACUS”) (GEHC and ACUS collectively are the “Parties”).

WHEREAS, the Parties are parties to that certain License Agreement dated as of June 1, 2006 (as so amended, the “Agreement”) pursuant to which ACUS has licensed, on a non-exclusive basis, certain of GEHC’s patents relating to the compositions, methods of preparing, and methods of use of ultrasound contrast agents;

WHEREAS, ACUS is seeking additional capital investment to continue development of various pharmaceutical compounds;

WHEREAS, ACUS desires to amend the payment structure of the Agreement so as to enhance its attractiveness to investors by extending payment terms under Section 4.1 of the Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the covenants, acknowledgements and representations contained in this Amendment, the Parties hereby agree as follows:

ARTICLE I.  DEFINITIONS

1.1                                 Definitions. All capitalized terms used and not defined herein shall have the meanings ascribed to them under the Agreement.

ARTICLE II.  AMENDMENT TO LICENSE FEES AND PAYMENT

2.1                                 Amendment.  Section 4.1 of the Agreement is hereby amended in its entirety to read as follows:

4.1.                              In consideration of the licenses and release granted in Section 3, ACUS shall make the following payments to GEHC:

4.1.1.       An upfront license fee of $12,188,000 paid as follows:

a)              $5,000,000 on or before June 6, 2006.

b)             $1,500,000 on June 1, 2007.

c)              $916,666.66 on June 1, 2008.

d)             $250,000.00 on February 15, 2009.

e)              $250,000 paid from proceeds upon the closing of a Financing (as that term is defined in Section 4.1.1(i) below)

f)                $4,271,333.34 due on February 15, 2009 and payable with accrued interest on December 31, 2013, subject to paragraph 4.1.1(g) below.  Interest on this payment shall accrue on the principal amount of $4,271,333.34  from February 15 2009 at the rate of 6% per annum until paid in full, subject only to paragraph 4.1.1(g) below.

g)             Sixty (60) days after the first commercial sale AI-700 in the United States or Europe, prior to December 31, 2013, any then remaining balance of the $4,271,333.34 (plus interest accrued to such date) payable under paragraph 4.1.1(f) above shall be immediately due and payable in full.

h)             All fees under this Section 4.1.1 are non-contingent and non-returnable.  All such amounts may be pre-paid at any time without penalty.

i)                 A Financing is defined as an equity or debt investment in ACUS or credit facility made available to ACUS in an amount of at least $5 million.

ARTICLE IV. MISCELLANEOUS

4.1           Effect on Agreement.  This Amendment amends the Agreement.  The Agreement remains in full force and effect and remains unchanged except as expressly amended hereby.  If there is any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

4.2           Entire Agreement.  The Agreement, as amended by this Amendment, sets forth all the licenses, covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties hereto and supersede all prior agreements and understandings between the Parties relating to the subject matter hereof.  The Agreement, as amended by this Amendment, including, without limitation, the Exhibits attached thereto, is intended to define the full extent of the legally enforceable undertakings of the Parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned Parties have duly executed and delivered this Amendment as of the date first written above.

GE Healthcare AS.		Acusphere, Inc.

By:	/s/ John R. Chiminski	By:	/s/ Sherri C. Oberg

Name:	John R. Chiminski	Name:	Sherri C. Oberg

Title:	President and CEO	Title:	President and CEO

Date:	February 11, 2009	Date:	February 11, 2009

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